Exhibit 10.2

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Execution Copy

Barclays Bank PLC 5 The North Colonnade Canary Wharf, London E14 4BB Facsimile:+44(20)77736461 Telephone: +44 (20) 777 36810
c/o Barclays Capital Inc. as Agent for Barclays Bank PLC 745 Seventh Ave New York, NY 10019 Telephone: +1 212 412 4000

Confirmation of OTC Convertible Note Hedge

Date:	March 13, 2013

To:	Iconix Brand Group, Inc.
Attention: Chief Executive Officer
Telephone No.: 212 730 0030
Facsimile No.: 212 391 0127

From: Barclays Capital Inc., acting as Agent for Barclays Bank PLC

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to set forth the terms and conditions of the Transaction entered into between Barclays Bank PLC (“Barclays”), through its agent Barclays Capital Inc. (the “Agent”), and Iconix Brand Group, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to the “Transaction” shall be deemed to be references to a “Share Option Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation, together with the Agreement (as defined below), evidences a complete and binding agreement between Counterparty and Barclays as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to, and form part of, an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

form (but without any Schedule and with the elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.

In the event of any inconsistency between the Note Indenture (as defined below) and this Confirmation, this Confirmation shall govern. For the avoidance of doubt, references herein to sections of the Note Indenture are based on the draft of the Note Indenture most recently reviewed by the parties at the time of this Confirmation. If any relevant sections of the Note Indenture are changed, added, or renumbered following execution of this Confirmation, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	March 13, 2013

Effective Date:	The date of issuance of the Reference Notes.

Option Style:	Modified American, as described under “Settlement Terms” below.

Option Type:	Call

Seller:	Barclays

Buyer:	Counterparty

Shares:	The shares of common stock, $0.001 par value, of Counterparty (Security Symbol: “ICON”) or such other securities or property into which the Reference Notes are convertible on the date of determination in accordance with the Note Indenture.

Premium:	$[***]

Premium Payment Date:	The Effective Date.

Exchange:	NASDAQ Global Market

Related Exchange(s):	All Exchanges

Reference Notes:	1.50% Convertible Senior Subordinated Notes due 2018, original principal amount $350,000,000

Note Indenture:	The indenture, dated as of closing of the issuance of the Reference Notes, between Counterparty and The Bank of New York Mellon Trust Company, N.A., as trustee relating to the Reference Notes, as the same may be amended, modified or supplemented from time to time. Certain defined terms used herein have the meanings assigned to them in the Note Indenture.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Procedures for Exercise:

Potential Exercise Dates:	Notwithstanding anything to the contrary in section 3.1(c) of the Equity Definitions, “Potential Exercise Date” shall mean each Conversion Date, as specified below under “Exercise Notice”.

Conversion Date:	Each “conversion date” for any Reference Note pursuant to the terms of the Note Indenture occurring on or before the Expiration Date.

Conversion Amount:

For any Conversion Date, the lesser of (i) the principal amount of Reference Notes surrendered for conversion on such Conversion Date in accordance with the terms of the Note Indenture and (ii) the greater of (x) zero and (y) the amount equal to $350 million minus the sum of the principal amount of Reference Notes converted on each preceding Conversion Date.

If the Conversion Amount for any Conversion Date is less than the aggregate principal amount of Reference Notes then outstanding, then the terms of the Transaction shall continue to apply, subject to the terms and conditions set forth herein, with respect to the remaining outstanding principal amount of the Reference Notes. For the avoidance of doubt, an exchange in lieu of conversion pursuant to Section 5.02(c) of the Note Indenture shall not be considered a conversion of the Reference Notes surrendered to a financial institution pursuant to such Section 5.02(c).

Exercise Period:	The period from and excluding the Effective Date to and including the Expiration Date.

Expiration Date:	Notwithstanding anything to the contrary in section 3.1(f) of the Equity Definitions, “Expiration Date” shall mean the earliest of (i) the maturity date of the Reference Notes, (ii) the first day on which none of such Reference Notes remain outstanding, whether by virtue of conversion, issuer repurchase or otherwise and (iii) the designation of an Early Termination Date hereunder in respect of the termination of the Transaction in whole but not in part in accordance with this Agreement.

Exercise Notice:	Notwithstanding anything to the contrary in the Equity Definitions, in order to exercise any Options hereunder, Buyer shall provide Seller with written notice (“Exercise Notice”) prior to 12:00 p.m. New York City time on the Scheduled Trading Day (as defined in the Note Indenture)

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

prior to the first Trading Day (as defined in the Note Indenture) in the Conversion Reference Period (as defined in the Note Indenture) relating to the Reference Notes converted on the relevant Conversion Date of (i) the number of Reference Notes being converted on the relevant Conversion Date, (ii) the first Trading Day in the relevant Conversion Reference Period for the Reference Notes, and (iii) the applicable Cash Percentage (as defined in the Note Indenture), if any; provided that with respect to Reference Notes converted during the period beginning on December 15, 2017 and ending on the business day immediately preceding the Final Maturity Date (as defined in the Note Indenture) of the Reference Notes, the related Exercise Notice need not contain the information specified in clause (i) of this sentence and, in order to exercise any Options hereunder, Buyer shall deliver to Seller prior to 12:00 p.m. New York City time on the Scheduled Trading Day prior to such Final Maturity Date a written notice (“Supplemental Exercise Notice”) setting forth the number of Reference Notes converted during such period; and provided further that the delivery by Buyer of an Exercise Notice after the Conversion Reference Period has commenced but prior to the close of business on the fifth Trading Day of such Conversion Reference Period shall be effective; however, in such case the Net Share Settlement Amount shall be subject to adjustments as specified below and the Net Cash Settlement Amount shall be deemed to be zero.

Seller’s Telephone Number and/or Facsimile Number and Contact Details for purpose of Giving Notice:

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Attention:         General Counsel

Telephone:       (+1) 212-412-4000

Facsimile:        (+1) 212-412-7519

with a copy to:

Barclays Capital Inc.

745 Seventh Ave.

New York, NY 10019

Attn:     Paul Robinson

Telephone:        (+1) 212-526-0111

Facsimile:          (+1) 917-522-0458

and

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Barclays Bank PLC 5 The North Colonnade Canary Wharf, London E14 4BB Facsimile: +44 (20) 777 36461 Phone: +44 (20) 777 36810

Settlement Terms:

Settlement Date:	Subject to the delivery of an Exercise Notice and, if applicable, a Supplemental Exercise Notice to the Seller, the third (3rd) Exchange Business Day following the final Trading Day in the applicable Conversion Reference Period in respect of the relevant Conversion Date.

Net Settlement:

In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, Seller shall deliver to Buyer on the related Settlement Date (i) a number of Shares equal to the related Net Share Settlement Amount (provided that in the event that the number of Shares calculated comprises any fractional Share, only whole Shares shall be delivered and an amount equal to the value of such fractional Share shall be payable by Seller to Buyer in cash), and (ii) an amount in cash equal to the related Net Cash Settlement Amount; provided that the delivery obligation set forth in clause (i) and (ii) of this paragraph shall be determined excluding any Shares or cash that Counterparty is obligated to deliver to holders of the applicable Reference Notes as a result of any discretionary adjustments to the Conversion Rate (as defined in the Note Indenture) by Counterparty pursuant to Section 5.06(a)(10) of the Note Indenture.

If Counterparty is permitted to or required to exercise discretion under the terms of the Note Indenture with respect to any determination, calculation or adjustment relevant to conversion of the Reference Notes including, but not limited to, the volume-weighted average price of the Shares, Counterparty shall consult with Barclays with respect thereto. For the avoidance of doubt, Counterparty shall not be obligated to comply with any requests, letters or communications from Barclays in respect thereof and shall have the right to make any such determinations, calculations or adjustments in its sole discretion.

The provisions of Sections 9.1(c), 9.4 (except that

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

“Settlement Date” shall be as defined above, unless a Settlement Disruption Event prevents delivery of such Shares on that date), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions shall apply to any delivery of Shares hereunder, provided that the Representation and Agreement in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Buyer is the issuer of the Shares.

Net Share Settlement Amount:	For each Conversion Date, the number of Shares, if any, that Buyer is required to deliver for such Conversion Date under the Note Indenture in respect of Reference Notes with an aggregate principal amount equal to the Conversion Amount for such Conversion Date; provided that, if an Exercise Notice with respect to such Conversion Date has not been delivered to the Seller prior to the first Trading Day of the Conversion Reference Period applicable to such Conversion Date, (x) the Net Share Settlement Amount for such Conversion Date shall be adjusted by the Calculation Agent to account for the consequences of the reduced number of Trading Days from the delivery of the Exercise Notice to the end of the applicable Conversion Reference Period with respect to such Conversion Date and (y) for purposes of calculating the Net Share Settlement Amount for such Conversion Date, the Cash Percentage shall be deemed to be zero. No reduction of the Net Share Settlement Amount pursuant to clause (x) of the immediately preceding sentence shall reduce the Net Share Settlement Amount below zero.

Net Cash Settlement Amount:

For each Conversion Date, an amount equal to the amount of cash, if any, that Buyer is required to pay pursuant to Section 5.13(b) of the Note Indenture in respect of Reference Notes with an aggregate principal amount equal to the Conversion Amount for such Conversion Date; provided that if an Exercise Notice with respect to such Conversion Date has not been delivered to the Seller prior to the first Trading Day of the Conversion Reference Period applicable to such Conversion Date, the Net Cash Settlement Amount shall be deemed to be zero.

If Counterparty is permitted to or required to exercise discretion under the terms of the Note Indenture with respect to any determination, calculation or adjustment relevant to conversion of the Reference Notes including,

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

but not limited to, the volume-weighted average price of the Shares, Counterparty shall consult with Barclays with respect thereto. For the avoidance of doubt, Counterparty shall not be obligated to comply with any requests, letters or communications from Barclays in respect thereof and shall have the right to make any such determinations, calculations or adjustments in its sole discretion.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided that, notwithstanding Section 11.2(c) of the Equity Definitions, the terms of the Transaction shall be adjusted in a manner corresponding to the adjustments of the Conversion Rate of the Reference Notes as provided in the Note Indenture; provided further (without limitation of the provisions set forth above under “Net Settlement”) that no adjustment in respect of any Potential Adjustment Event or Extraordinary Event shall be made hereunder as a result of any adjustments to the Conversion Rate described in the second proviso under “Net Settlement” above.

Potential Adjustment Event:	Notwithstanding Section 11.2(e) of the Equity Definitions, a “Potential Adjustment Event” means, subject to the preceding paragraph, the occurrence of an event or condition that would result in an adjustment of the Conversion Rate of the Reference Notes pursuant to Sections 5.06(a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) of the Note Indenture.

Extraordinary Events:

Merger Events:	Notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition to which Section 5.10 of the Note Indenture applies.

Notice of Merger Consideration:	Upon the occurrence of a Merger Event that causes the Shares to be converted into or exchanged for more than a single type of consideration (determined based in part upon the form of election of the holders of the Shares), Counterparty shall promptly (but in no event later than the date on which such Merger Event is consummated) notify the Calculation Agent in writing of the types and amounts of consideration that holders of Shares have affirmatively elected to receive upon consummation of such Merger Event, or if no holders of Shares affirmatively makes such election, the types and amounts of consideration actually

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

received by such holders.

Consequences for Merger Events:

Share-for-Share:	The Transaction will be adjusted in a manner corresponding to the adjustments to the Reference Notes as provided in the Note Indenture; provided that such adjustment shall be made without regard to any discretionary adjustment to the Conversion Rate by Counterparty pursuant to Section 5.06(a)(10) of the Indenture.

Share-for-Other:	The Transaction will be adjusted in a manner corresponding to the adjustments to the Reference Notes as provided in the Note Indenture; provided that such adjustment shall be made without regard to any discretionary adjustment to the Conversion Rate by Counterparty pursuant to Section 5.06(a)(10) of the Indenture.

Share-for-Combined:	The Transaction will be adjusted in a manner corresponding to the adjustments to the Reference Notes as provided in the Note Indenture; provided that such adjustment shall be made without regard to any discretionary adjustment to the Conversion Rate by Counterparty pursuant to Section 5.06(a)(10) of the Indenture.

Tender Offer:	Applicable, subject to “Consequences of Tender Offers” below.

Notwithstanding Section 12.1(d) of the Equity Definitions, “Tender Offer” means the occurrence of any event or condition set forth in Section 5.06(a)(5) of the Note Indenture.

Consequences of Tender Offers:	The Transaction will be adjusted in a manner corresponding to the adjustments to the Reference Notes as provided in the Note Indenture; provided that such adjustment shall be made without regard to any discretionary adjustment to the Conversion Rate by Counterparty pursuant to Section 5.06(a)(10) of the Indenture.

Nationalization, Insolvency and Delisting:	Cancellation and Payment (Calculation Agent Determination), provided that Buyer shall have the right to elect in its sole discretion whether any Cancellation Amount shall be settled in cash or Shares in accordance with the provisions of this Confirmation under “Additional Agreements, Representations and Covenants of Buyer, Etc.” In addition to the provisions of Section

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) by replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”.

The parties agree that, for the avoidance of doubt, for purposes of Section 12.9(a)(ii) of the Equity Definitions, “any applicable law or regulation” shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any rules and regulations promulgated thereunder and any similar law or regulation, and the consequences specified in Section 12.9(b)(i) of the Equity Definitions shall apply to any Change in Law arising from any such act, rule or regulation.

Failure to Deliver:	Applicable as amended by this Agreement. If there is inability in the market to deliver Shares due to illiquidity on a day that would have been a Settlement Date, then the Settlement Date shall be the first succeeding Exchange Business Day on which there is no such inability to deliver, but in no such event shall the Settlement Date be later than the date that is two (2) Exchange Business Days immediately following what would have been the Settlement Date but for such inability to deliver.

Insolvency Filing:	Applicable

Hedging Disruption:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Hedging Party:	Seller or an affiliate of Seller that is involved in the

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

hedging of the Transaction for all applicable Additional Disruption Events

Determining Party:	Seller for all applicable Extraordinary Events

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Additional Agreements, Representations and Covenants of Buyer, Etc.:

1.	Buyer hereby represents and warrants to Seller as of and on the Trade Date, that:

a.	it will effect (and cause any “affiliated purchaser” (as defined in Rule 10b-18 (“Rule 10b-18”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to effect) any purchases, direct or indirect (including by means of any cash-settled or other derivative instrument), of Shares or any security convertible into or exchangeable or exercisable for Shares on the Trade Date solely through Barclays Capital Inc. in a manner that would not cause any purchases by Seller of its hedge in connection with the Transaction not to comply applicable securities laws; provided, that such restrictions will not apply to the following: (i) purchases of Shares directly effected by the Issuer in privately negotiated off-market transactions that are not “Rule 10b-18 Purchases” (as defined in Rule 10b-18), (ii) purchases of Shares from holders of performance shares or units or restricted shares or units to satisfy tax withholding requirements in connection with vesting; (iii) the conversion or exchange by holders of any convertible or exchangeable securities of the Issuer issued prior to the Trade Date pursuant to the terms of such securities; or (iv) purchases of Shares effected by or for an Issuer plan by an agent independent of the Issuer that satisfy the requirements of Rule 10b-18(a)(13)(ii) under the Exchange Act;

b.	(A) as of the Trade Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares shall not be, subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”) and (B) it will not on the Trade Date engage in, or be engaged in, any “distribution,” as such term is defined in Regulation M promulgated under the Exchange Act, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M (it being understood that Buyer makes no representation pursuant to this clause in respect of any action or inaction taken by Seller or any initial purchaser of the Reference Notes);

c.

it is not entering into the Transaction for the purpose of (i) creating actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or (ii) raising or depressing or otherwise

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

manipulating the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act; and

d.	each of Counterparty’s filings under the Securities Act, the Exchange Act, or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, such filings when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings) do not contain any misstatement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

2.	If Buyer would be obligated to pay cash (other than payment of the Premium) to, or to receive cash from, Seller pursuant to the terms of this Agreement in connection with the occurrence of an Early Termination Date in respect of the Transaction or the cancellation or termination of the Transaction as a result of an Extraordinary Event without having had the right (other than pursuant to this paragraph (2)) to elect to deliver or receive Shares in satisfaction of such payment obligation, then Buyer may elect (by giving notice to Seller no later than 8 a.m. New York time on the Exchange Business Day immediately following the date of occurrence of the event giving rise to such payment obligation or, in the event of an Event of Default or Termination Event, no later than 8 a.m. New York time on the Exchange Business Day immediately following the date on which the Early Termination Date has been designated in connection with such event) that such payment obligation shall be satisfied by the delivery of a number of Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event, a number or amount of such other securities or property as a holder of Shares would be entitled to receive upon the consummation or closing of such Extraordinary Event) having a cash value equal to the amount of such payment obligation; provided that if Buyer does not make an affirmative election by the applicable notice deadline to require Seller to satisfy such payment obligation by delivery of either cash or such number or amount of Shares or other securities or property to be delivered, Seller shall have the right, in its sole discretion, to elect to satisfy such payment obligation by delivery of such number or amount of Shares or other securities or property to be delivered, notwithstanding Buyer’s failure to so elect; and provided further that Buyer shall not have the right to so elect (but, for the avoidance of doubt, Seller shall have the right to so elect) in the event of (i) an Insolvency, a Nationalization or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Buyer is the Defaulting Party or a Termination Event in which Buyer is the sole Affected Party, which Event of Default or Termination Event resulted from an event or events within Buyer’s control. Such number or amount of Shares or other securities or property to be delivered shall be determined by the Calculation Agent to be the number of Shares or number or amount of such other securities or property that could be purchased or sold, as applicable, over a reasonable period of time with the cash equivalent of such payment obligation. Settlement relating to any delivery of Shares or other securities or property pursuant to this paragraph (2) shall occur within a reasonable period of time.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

3.	Notwithstanding any provision in the Note Indenture, this Confirmation or the Agreement to the contrary, each of the “Conversion Rate” (as such term is defined in the Note Indenture), the Net Share Settlement Amount, the Net Cash Settlement Amount and any other amount hereunder determined by reference to the Conversion Rate shall be determined without regard to any provisions in the Note Indenture allowing Buyer to unilaterally increase the “Conversion Rate.”

4.	Counterparty is not, and after giving effect to the Transaction contemplated hereby, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.	As of the Trade Date and each date on which a payment or delivery is made by Counterparty hereunder, (i) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities; (ii) the capital of Counterparty is adequate to conduct its business; and (iii) Counterparty has the ability to pay its debts and other obligations as such obligations mature and does not intend to, or believe that it will, incur debt or other obligations beyond its ability to pay as such obligations mature.

6.	The representations and warranties set forth in Section 1 of the Purchase Agreement (as defined below) are hereby deemed to be repeated to Barclays as if set forth herein.

7.	Buyer hereby represents and warrants to Seller that it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (B) has total assets of at least $50 million.

Additional Termination Events:

The occurrence of any of the following shall be an Additional Termination Event for purposes of the Transaction, with the Counterparty as the sole Affected Party in the case of (1) and (2) below:

1.	Amendment Event. If an Amendment Event (as defined below) occurs, Barclays shall have the right to designate an Early Termination Date pursuant to Section 6(b) of the Agreement with respect to the Transaction only.

“Amendment Event” means that the Counterparty, without Barclays’ consent (which consent shall not to be unreasonably withheld or delayed), amends, modifies, supplements or obtains a waiver of (a) any term of the Note Indenture (as in effect prior to such amendment, modification, supplement or waiver) or the Reference Notes affecting the principal amount, coupon, maturity, repurchase obligation of the Counterparty or redemption right of the Counterparty, (b) any term affecting the conversion price, conversion settlement dates or conversion conditions of the Reference Notes or any other term of the Reference Notes that adversely affects Barclays’ rights or increases Barclays’ obligations under the Transaction or (c) any term that would require consent of the holders of 100% of the principal amount of the Reference Notes to amend;

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

2.	Repayment Event. If a Repayment Event (as defined below) occurs, Barclays shall have the right to designate an Early Termination Date pursuant to Section 6(b) of the Agreement with respect to the Transaction only to the extent of the principal amount of Reference Notes that cease to be outstanding as a result of such Repayment Event and to the extent Barclays has not designated an Early Termination Date with respect to any additional OTC convertible note hedge transaction in respect of the same Reference Notes (each, an “Additional Convertible Note Hedge Transaction”).

“Repayment Event” means that (a) any Reference Notes are repurchased (whether in connection with or as a result of a fundamental change, howsoever defined, or for any other reason) by the Counterparty, (b) any Reference Notes are delivered to the Counterparty in exchange for delivery of any property or assets of the Counterparty or any of its subsidiaries (howsoever described), other than as a result of and in connection with a Conversion Date, (c) any principal of any of the Reference Notes is repaid prior to the Final Maturity Date (as defined in the Note Indenture) (whether following acceleration of the Reference Notes or otherwise), provided that no payments of cash made in respect of the conversion of a Reference Note shall be deemed a payment of principal under this clause (c), (d) any Reference Notes are exchanged by or for the benefit of the holders thereof for any other securities of the Counterparty or any of its Affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction or (e) any of the Reference Notes is surrendered by Counterparty to the trustee for cancellation, other than registration of a transfer of such Reference Notes or as a result of and in connection with a Conversion Date.

3.	Initial Purchase Event. If an Initial Purchase Event (as defined below) occurs, the Transaction shall terminate automatically in its entirety and, notwithstanding anything to the contrary herein, only the payments specified below shall be required hereunder in connection with such Initial Purchase Event.

“Initial Purchase Event” means that the transactions contemplated by the Purchase Agreement between the Counterparty and Barclays Capital Inc. (the “Initial Purchaser”), dated as of March 12, 2013, (the “Purchase Agreement”) shall fail to close for any reason by the closing date for the offering of the Reference Notes as specified in the Purchase Agreement.

If an Initial Purchase Event occurs for any reason other than a breach of the Purchase Agreement by the Initial Purchaser, then all payments previously made hereunder shall be returned to the person making such payment, including the Premium, less an amount equal to the product of (a) 11,341,820 Shares, (b) 0.50 and (c) an amount equal to the excess, if any, of the closing price of the Shares on the Trade Date over the closing price of the Shares on the date of the Termination Event (such product, the “Break Expense”); provided that any negative amount shall be replaced by zero and provided further that, to the extent the Premium has not been paid, Buyer shall promptly pay Seller the Break Expense. Seller and Buyer agree that actual damages would be difficult to ascertain under these circumstances and that the amount of liquidated damages resulting from the determination in the preceding sentence is a good faith estimate of such damages and not a penalty.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

If an Initial Purchase Event occurs due to a breach of the Purchase Agreement by the Initial Purchaser, then all payments previously made hereunder, including the Premium, promptly shall be returned to the person making such payment and no payments shall be required hereunder in connection with such Initial Purchase Event.

Staggered Settlement:

If Seller determines reasonably and in good faith that the number of Shares required to be delivered to Buyer hereunder on any Settlement Date would have resulted in the Equity Percentage (as defined below) on such date to exceed 8.5%, then Seller may, by notice to Buyer on or prior to such Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares comprising the related Net Share Settlement Amount on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:

1.	in such notice, Seller will specify to Buyer the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than twenty (20) Trading Days following such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver hereunder among the Staggered Settlement Dates or delivery times;

2.	the aggregate number of Shares that Seller will deliver to Buyer hereunder on all such Staggered Settlement Dates or delivery times will equal the number of Shares that Seller would otherwise be required to deliver on such Nominal Settlement Date; and

3.	the Net Settlement terms will apply on each Staggered Settlement Date, except that the Shares comprising the Net Share Settlement Amount will be allocated among such Staggered Settlement Dates or delivery times as specified by Seller in the notice referred to in clause (1) above.

Notwithstanding anything herein to the contrary, solely in connection with a Staggered Settlement Date, Seller shall be entitled to deliver Shares to Buyer from time to time prior to the date on which Seller would be obligated to deliver them to Buyer pursuant to Net Settlement terms set forth above, and Buyer agrees to credit all such early deliveries against Seller’s obligations hereunder in the direct order in which such obligations arise. No such early delivery of Shares will accelerate or otherwise affect any of Buyer’s obligations to Seller hereunder.

Disposition of Hedge Shares:

Counterparty hereby agrees that if, in the reasonable judgment of Seller based on advice of counsel, the Shares acquired by Seller for the purpose of hedging its obligations pursuant to the Transaction (the “Hedge Shares”) cannot be sold in the U.S. public market by Seller without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Seller to sell the Hedge Shares in a registered offering, make available to Seller an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (a) enter into an agreement, in form and substance mutually acceptable to Buyer and Seller, substantially in the form of an underwriting agreement for a registered offering, (b) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (c) provide disclosure opinions of nationally recognized outside counsel to Counterparty

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

reasonably acceptable to Seller, (d) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (e) afford Seller a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities; provided, however, that if Seller, in its reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section shall apply at the election of Counterparty; (ii) in order to allow Seller to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance mutually acceptable to Buyer and Seller, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Seller, due diligence rights (for Seller or any designated buyer of the Hedge Shares from Seller), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to Seller (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary to compensate Seller for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Seller at the VWAP Price on such Exchange Business Days, and in the amounts, requested by Seller. “VWAP Price” means, on any Exchange Business Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ICON <equity> AQR” (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Exchange Business Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method).

Repurchase Notices:

Counterparty shall, on any day on which Counterparty effects any repurchase of Shares (other than any repurchase of Shares by Counterparty effected on March 13, 2013 through Barclays or an Affiliate of Barclays), promptly give Seller a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the Notice Percentage as determined on such day is (i) greater than 9% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof). In the event that Counterparty fails to provide Seller with a Repurchase Notice on the day and in the manner specified in this section, then Counterparty agrees to indemnify and hold harmless Seller, its affiliates and their respective directors, officers, employees, agents and controlling persons (Seller and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable and documented expenses (including reasonable counsel fees and expenses) as they

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are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of Seller. Counterparty will not be liable to an Indemnified Party under this provision, whether by indemnity or contribution, to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from that Indemnified Party’s gross negligence or willful misconduct. The “Notice Percentage” as of any day is the fraction, expressed as a percentage, (i) the numerator of which is the sum of (x) the product of (a) the sum of the number of outstanding Reference Notes underlying the Confirmation and the number of outstanding Reference Notes underlying any Additional Convertible Note Hedge Transactions between Barclays and Counterparty and (b) a number of Shares per Reference Note equal to the Conversion Rate (as defined in the Note Indenture) and (y) the number of Shares underlying any other outstanding Convertible Note Hedge Transactions referencing the Shares between Barclays and Counterparty and (ii) the denominator of which is the number of Shares outstanding on such day.

Conversion Rate Adjustment Notices

In connection with any adjustments to the Conversion Rate under the terms of the Note Indenture, Counterparty shall provide to Barclays a copy of the notice of adjustment required to be delivered to the Trustee pursuant to Section 5.08 of the Note Indenture concurrently with filing of such notice with the Trustee.

Compliance with Securities Laws:	Buyer represents and agrees that, in connection with the Transaction and all related or contemporaneous sales and purchases of Shares by Buyer, Buyer has complied and will comply with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations each thereunder, including, without limitation, Section 9(a) of, and Rules 10b-5 and 13e and Regulation M under, the Exchange Act; provided that Buyer shall be entitled to rely conclusively on any information communicated by Barclays concerning Barclays’ market activities.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Buyer represents and warrants to Seller that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Securities Act and state securities laws.

Buyer further represents:

(a) Buyer is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(b) Buyer acknowledges that as of the date hereof and without limiting the generality of Section 13.1 of the Equity Definitions, Seller is not making any representations or warranties with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details:	Account for payments to Buyer: To be advised.

Account for payment to Seller: To be advised.

Accounts for deliveries of Shares: To be advised.

Bankruptcy Rights:	In the event of Buyer’s bankruptcy, Seller’s rights in connection with the Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that Seller’s rights with respect to any other claim arising from the Transaction prior to Buyer’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Netting and Set-Off:	Obligations under the Transaction shall not be netted, recouped or set-off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, the Transaction, any other agreement, applicable law or otherwise, and each party hereby waives any such right of set-off, netting or recoupment; provided that both parties agree that subparagraph (ii) of Section 2(c) of the Agreement shall apply to the Transaction.

Collateral:	None.

Transfer:	Buyer shall have the right to assign its rights and delegate its obligations hereunder with respect to any portion of the Transaction, subject to Seller’s consent, such consent not to be unreasonably withheld or delayed; provided that such assignment or transfer shall be subject to receipt by Seller of opinions and documents reasonably satisfactory to Seller and effected on terms

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

reasonably satisfactory to the Seller with respect to any legal and regulatory requirements relevant to the Seller; provided further that Buyer shall not be released from its obligation to deliver any Exercise Notice or its obligations pursuant to “Disposition of Hedge Shares”, “Repurchase Notices” or “Conversion Rate Adjustment Notices” above. Buyer agrees that it shall not be unreasonable for Seller to withhold its consent to any assignment or transfer if Seller determines, based upon the advice of outside counsel, that the assignment or transfer would be inadvisable because it could cause the hedging activities of Seller, or of Buyer’s transferee, related to the transactions contemplated in connection with the issuance of the Reference Notes to fail to comply with applicable securities laws or regulations.

If at any time at which (1) the Equity Percentage exceeds 9.0% or (2) Barclays, Barclays Group (as defined below) or any person whose ownership position would be aggregated with that of Barclays or Barclays Group (Barclays, Barclays Group or any such person, a “Barclays Person”) under Section 203 of the Delaware General Corporation Law (the “DGCL Takeover Statute”) or any state or federal bank holding company or banking laws, or other federal, state or local regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Barclays Person under Applicable Laws (including, without limitation, “interested stockholder” or “acquiring person” status under the DGCL Takeover Statute) and with respect to which such requirements have not been met or the relevant approval has not been received minus (y) 1.0% of the number of Shares outstanding on the date of determination (either such condition described in clause (1) or (2), an “Excess Ownership Position”) and Barclays is unable, after commercially reasonable efforts, to effect a transfer or assignment on pricing terms and within a time period reasonably acceptable to it of all or a portion of the Transaction pursuant to the preceding sentence such that an Excess Ownership Position no longer exists, Barclays may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that an Excess Ownership Position no longer exists. In the event that Barclays so designates an Early Termination Date with respect to a portion of the Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the Terminated Portion, (y) Counterparty shall be the sole Affected Party with respect to such partial termination and (z) such Transaction shall be the only Terminated Transaction. The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Barclays and any of its affiliates subject to aggregation with Barclays, for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Barclays (“Barclays Group”), beneficially own (within the meaning of Section 13 of the Exchange Act) on such day and (B) the denominator of which is the number of Shares outstanding on such day. Barclays agrees to use commercially reasonable efforts to establish and maintain its Hedge Positions in a manner that will not cause an Excess Ownership Position to arise.

In circumstances in which the foregoing provisions relating to Seller’s right to transfer or assign its rights or obligations under the Transaction are not applicable, Seller may transfer any of its rights or delegate its obligations under the Transaction with the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided that Seller may transfer or assign without any consent of Counterparty its rights and obligations hereunder, in whole or in part, to any of its affiliates (a “Transferee Affiliate”) if:

(a) Seller provides Buyer prior written notice of such transfer;

(b) as of the date of such transfer, and giving effect thereto, the Transferee Affiliate involved in such transfer will not be required to withhold or deduct on account of Tax from any payments under the Agreement or will be required to gross up for such Tax under Section 2(d)(i)(4) of the Agreement;

(c) as of the date of such transfer, and giving effect thereto, the Buyer will not be required to gross up for such Tax under Section 2(d)(i)(4) of the Agreement;

(d) no Event of Default or Termination Event with respect to Seller has occurred and is continuing at the time of the transfer and neither an Event of Default nor a Termination Event with respect to Seller or such Transferee Affiliate will occur as a result of such transfer;

(e) the obligations of the Transferee Affiliate to the Transaction will be guaranteed by Barclays Bank PLC;

(f) such transfer shall be effected at no costs or expenses to

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Buyer; and (g) the Transferee Affiliate has assumed the obligations of Seller by delivering to Seller an executed assignment and assumption agreement.

Regulation:	Barclays is regulated by the Financial Services Authority. Barclays Bank PLC is not a member of the Securities Investor Protection Corporation (“SIPC”).

Role of Agent:

Each of Barclays and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Barclays under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Barclays and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Barclays or the Agent, and Counterparty has not given, and neither Barclays nor the Agent is relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Counterparty, in each case other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder for purposes of this paragraph. Counterparty acknowledges that the Agent is an affiliate of Barclays. Barclays will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

ISDA Master Agreement:

With respect to the Agreement, Seller and Counterparty each agree as follows:

“Specified Entity” means in relation to Seller and in relation to Counterparty for purposes of the Transaction: Not applicable.

The definition of “Specified Transaction” in Section 14 of the Agreement is hereby amended by adding the text “commodity transaction, credit derivative transaction or futures transaction” after the words “foreign exchange transaction” in the sixth line thereof. “Specified Transaction” shall exclude any default under a Specified Transaction if caused solely by the general unavailability of the currency in which payments under such Specified Transaction are denominated due to exchange controls or other governmental action.

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will not apply to Seller and will not apply to Counterparty.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to Seller and will not apply to Counterparty.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Seller or to Counterparty.

Payments on Early Termination. For the purpose of Section 6(e) of the Agreement: (i) Loss (which shall be determined using commercially reasonable procedures in order to produce a commercially reasonable result) shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position. For purposes of this representation, “any Tax from any payment” shall not include any tax imposed by sections 1471 through 1474 of the United States Internal Revenue Code (the “Code”).

(b)	Payee Representations. For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	Barclays makes the following representations to Counterparty:

(A)	Each payment received or to be received by it in connection with this Agreement is effectively connected with its conduct of a trade or business within the United States; and

(B)	It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of United States Treasury Regulations) for United States federal income tax purposes.

(ii)	Counterparty represents that it is a corporation incorporated in Delaware.

Delivery Requirements. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

(a)	Tax forms, documents or certificates to be delivered are:

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Barclays agrees to complete (accurately and in a manner reasonably satisfactory to Counterparty), execute, and deliver to Counterparty, United States Internal Revenue Service Form W-8 ECI and all required attachments, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such Form previously provided by Barclays has become obsolete or incorrect.

Counterparty agrees to complete (accurately and in a manner reasonably satisfactory to Barclays), execute, and deliver to Barclays, United States Internal Revenue Service Form W-9, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Barclays; and (iii) promptly upon learning that any such form(s) previously provided by Counterparty has become obsolete or incorrect.

(b)	Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before the Effective Date	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation and such other certificates as Seller shall reasonably request	Upon or before the Effective Date	Yes

Additional Notice Requirements. Counterparty hereby agrees to promptly deliver to Seller a copy of all notices and other communications required or permitted to be given to the holders of any Reference Notes pursuant to the terms of the Note Indenture on the dates so required or permitted in the Note Indenture and all other notices given and other communications made by Counterparty in respect of the Reference Notes to holders of any Reference Notes. Counterparty further covenants to Seller that it shall promptly notify Seller of each Conversion Date, Amendment Event (including in such notice a detailed description of any such amendment) and Repayment Event (identifying in such notice the nature of such Repayment Event and the principal amount at maturity of Reference Notes being paid).

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Addresses for Notices.

Address for notices or communications to Seller for all purposes:

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Attention:         General Counsel

Telephone:       (+1) 212-412-4000

Facsimile:        (+1) 212-412-7519

with a copy to:

Barclays Capital Inc.

745 Seventh Ave.

New York, NY 10019

Attn:               Paul Robinson

Telephone:    (+1) 212-526-0111

Facsimile:      (+1) 917-522-0458

and

Barclays Bank PLC

5 The North Colonnade

Canary Wharf, London E14 4BB

Facsimile:         +44 (20) 777 36461

Phone:               +44 (20) 777 36810

Address for notices or communications to Counterparty for all purposes:

Address:	1450 Broadway, 4th Floor
New York, NY 10018

Attention:	Chief Executive Officer
Facsimile No.:	212 391 0127
Telephone No.:	212 730 0030

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Counterparty’ General Counsel as follows:

Address:	1450 Broadway, 4th Floor
New York, NY 10018

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Attention:	General Counsel
Facsimile No.:	212 391 0127
Telephone No.:	212 819 2089;

Process Agent. For the purpose of Section 13(c) of the Agreement, Seller appoints as its Process Agent: Barclays Capital Inc., 745 Seventh Avenue, New York, New York, 10019; Attention: General Counsel’s Office.

Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither Seller nor Counterparty is a Multibranch Party.

Calculation Agent. “Calculation Agent” means Barclays. All calculations and determinations to be made hereunder or in connection herewith by the Calculation Agent shall be made in acting in good faith and in a commercially reasonable manner.

Credit Support Document.

With respect to Seller: Not Applicable

With respect to Counterparty: Not Applicable

Credit Support Provider.

With respect to Seller: Not Applicable

With respect to Counterparty: Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TRANSACTION. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to the Transaction.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Section 3(a)(vi), as follows:

“Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(34) of the CEA, and it has entered into this Confirmation and the Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.”

Acknowledgements:

(a)	The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to the Transaction, except as set forth in this Confirmation.

(b)	The parties hereto intend for:

(i)	Seller to be a “financial institution” as defined in Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and the Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, qualifying for the protections of, among other sections, Sections 362(b)(6), 362 (b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code;

(ii)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(iii)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefore “on the day that is three Local Business Days after the day.” Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefore “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 of the Agreement is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to the Transaction.”

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that Seller has authorized Counterparty to disclose the Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with Seller, to the extent permissible and practicable) that such disclosure is required by law or by the rules of the NASDAQ Global Market or any securities exchange. Notwithstanding the foregoing, effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Illegality. The parties agree that for the avoidance of doubt, for purposes of Section 5(b)(i) of the Agreement, “any applicable law” shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any rules and regulations promulgated thereunder and any similar law or regulation, without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and the consequences specified in the Agreement, including without limitation, the consequences specified in Section 6 of the Agreement, shall apply to any Illegality arising from any such act, rule or regulation.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Indemnifiable Tax. For purposes of this Agreement, “Indemnifiable Tax” shall not include any Tax imposed pursuant to sections 1471 through 1474 of the Code.

Counterparts. This Confirmation may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

[Signatures follow on separate page]

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC.
acting solely as Agent in connection with the Transaction on behalf of Barclays Bank PLC

By:	/s/ John Kutinsky
Name: John Kutinsky
Title: Authorized Signatory

Confirmed as of the date first above written:

ICONIX BRAND GROUP, INC.

By:	/s/ Neil Cole
Name: Neil Cole
Title: Chairman, President and CEO